Exhibit 99(C)(4)

Project Stratosphere Special Committee Discussion Materials January 20, 2020 Private and Confidential

Disclaimer The following pages contain material provided to the Special Committee of the Board of Directors (the “Special Committee”) of Stein Mart, Inc. (the “Company”) by PJ Solomon, L.P. and its affiliates, including, without limitation, PJ Solomon Securities, LLC (collectively, “PJ Solomon” or “Solomon”) in connection with Project Stratosphere. These materials were prepared on a confidential basis in connection with an oral presentation to the Special Committee and not with a view toward complying with the disclosure standards under state or federal securities laws or otherwise. These materials are solely for use of the Special Committee in its evaluation of the proposed transaction and may not be used for any other purpose or disclosed to any party without PJ Solomon’ prior written consent. The information contained in this presentation was based solely on publicly available information or information furnished to PJ Solomon by the Company. PJ Solomon has relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all such information and the conclusions contained herein are conditioned upon such information (whether written or oral) being accurate, complete and fairly presented in all respects. This presentation includes certain statements, estimates and projections provided by the Company with respect to the historical and anticipated future performance of the Company. Such statements, estimates and projections contain or are based on significant assumptions and subjective judgments made by the Company’s management. None of PJ Solomon, its affiliates or its or their respective employees, directors, officers, contractors, advisors, members, successors or agents makes any representation or warranty in respect of the accuracy, completeness or fair presentation of any information, projections or any conclusion contained herein. PJ Solomon, its affiliates and its and their respective employees, directors, officers, contractors, advisors, members, successors and agents shall have no liability with respect to any information, projections or matter contained herein, or any oral information provided herewith or data any of them generates. The information contained herein should not be assumed to have been updated at any time subsequent to date shown on the first page of the presentation and the delivery of the presentation does not constitute a representation by PJ Solomon that such information will be updated at any time after the date of the presentation. Neither PJ Solomon nor any of its affiliates is an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction. The Company acknowledges that PJ Solomon is an affiliate of Natixis, a global full service commercial and investment bank. Private and Confidential 1

Executive Summary • Following a weak November, Kingswood decided to slow the process to be able to observe December performance In November, actual adjusted EBITDA was ($4.9) million vs. the 6+6 projection of ($0.5) million In December, actual adjusted EBITDA was $18.0 million vs. the 6+6 projection of $21.7 million • In the interim, Kingswood sent drafts of key transaction documentation including the Merger Agreement, Voting Agreement, Equity and Debt Commitments and Rollover Agreement as it progressed on non-value workstreams • On January 17, 2020, PJ Solomon received an email from Kingswood detailing their response on the three remaining open items in the draft Merger Agreement: Purchase Price per Share: $0.75 Excess Availability at Close: Not less than 32.5% of the Loan Cap Parent Termination Fee and Company Termination Fee: 5% of equity value / equity purchase price • PJ Solomon called Kingswood in response to confirm receipt and clarify the Excess Availability definition Per Kingswood, the definition is as per existing Wells Fargo Credit Facility loan documents • Wells Fargo and Pathlight (Kingswood’s new lenders) are both finalizing the Debt Commitment Agreements on Tuesday, January 21 Private and Confidential 2

2019E Management Forecasts Over Time Outlook for 2019E has worsened over time as Stratosphere missed forecasts ($ in Millions) FY 2019E % Difference 2+10 (a) 6+6 (b) 11+1 (c) 11+1 vs. 2+10 11+1 vs. 6+6 Total Revenue $1,270.0 $1,256.0 $1,234.2 (2.8%) (1.7%) % Store Comp 0.6% (0.8%) (1.2%) % Total Comp 1.8% 0.4% (1.5%) Gross Profit (d) $348.5 $343.9 $335.3 (3.8%) (2.5%) % Margin 27.4% 27.4% 27.2% Adjusted EBITDA $35.7 $31.3 $24.9 (30.2%) (20.2%) % Margin 2.8% 2.5% 2.0% a) Source: Management 2019 2+10 Forecast approved by the Board of Directors on May 14, 2019. b) Source: Management 2019 6+6 Forecast approved by the Board of Directors on August 27, 2019. c) Source: Management internal 2019 11+1 Forecast. d) Includes credit card, breakage and other income. Private and Confidential 3

Comp Sales(a) Performance vs. Forecast Comps underperformed forecasts for 17 of the last 19 observable months 2018 Actual Monthly Comp Store Sales Performance vs. 2018 2+10 Forecast 3.6% 5.4% 5.7% 4.8% 3.9% 5.7% 1.4% 2.3% 1.7% 3.0% 0.8% 2.3% (0.0%) (0.4%) (0.2%) (0.2%) (5.0%)(5.0%) (5.5%) (11.6%) Apr May Jun Jul Aug Sep Oct Nov Dec Jan 2018 2+10 Forecast Actual 2019 Actual Monthly Comp Store Sales Performance vs. Management Five Year Plan (2+10 Forecast for 2019) 11.2% 5.2% 2.8% 4.1% 2.9% 1.5% 3.9% 0.2% 3.2% 4.8% 1.4% 3.7% 0.0% (0.9%) (0.6%) (4.4%) (2.9%) (4.1%) (10.1%) Apr May Jun Jul Aug Sep Oct Nov Dec Jan Management Five Year Plan (2019 2+10 Forecast) Actual a) Comp figures for 2019 represent Store + eCommerce comparable sales. Comp figures for 2018 represent total comp, representative of Store, Private and eCommerce and Licensed comparable sales. Confidential 4

Retailing Environment Update Private and Confidential 5

The “Shakeout” Is In Full Swing Selected retailers who have filed, liquidated, shut-down or are distressed July ‘142014 Dec ‘14 2015 * * * * * * * * (a) * * 2016 * * (a) * * * * * (a) 2017 * * * * * * * * *(a) * (a) 2018 * * 2019 * * * * * * * * * Distressed Retailers Private and Note: * indicates liquidated and (a) indicates pure play digital. Red box indicates department store / off-price retailer. Confidential 6

In 2019, U.S. Retailers Announced ~9,300 closures • Closures were more than double the number of openings • Excluding Discount and Dollar stores, closures were approximately three times the number of openings 2019 Store Closure Announcements 2,100 800 650 557 512 390 363 261 250 230 222 210 200 200 178 170 150 140 1,719 Total = 9,302 Total (excl. Discount / Dollar) = 7,992 (a) 2019 Store Opening Announcements 975 500 210 200 200 155 150 145 116 100 1,641 Total = 4,392 Total (excl. Discount / Dollar) = 2,672 (a) Source: Coresight h and other publicly available information as of January 2020. Private and a) Discount / Dollar includes Aldi, Dollar General, Dollar Tree, Family Dollar, Five Below, Fred’s and Shopko. Confidential 7

2019 Preliminary Retail Holiday Overview Online was the bright spot as in-store traffic continued to weaken Holiday Retail Overview • Holiday sales rose 3.4% (including online) as e-commerce sales rose 18.8% over 2018 (Mastercard SpendingPulse) • Full holiday season online sales reached $142.5 billion (Digital Media Solutions) Global digital spending grew 8% to $723 billion, driven by mobile devices • In-store traffic fell 6.1% in December compared to December 2018 (ShopperTrak) • Holiday Survey: 27% spending increased, 56% spending unchanged, 17% spending reduced (Shopify) • Holiday Sales – Apparel: +1.0% overall (11/1 – 12/26) Brick & Mortar: ND Online: +17.0% (Mastercard) • 190 million people (142 million online) shopped during Cyber 5 (b), representing a record number and 14% increase over 2018 (NRF) Black Friday online sales hit a record $7.4 billion, up 19% from 2018 (Adobe) Cyber Monday hit $9.2 billion with the “golden hours of retail” (10PM – 2AM) driving 30% of revenue (Adobe) Sales for the four-day Thanksgiving weekend grew 5.4% to $68.9 billion (Customer Growth Partners) a) Mastercard SpendingPulse. b) Thanksgiving Day through Cyber Monday. c) Digital Media Solutions. d) Mastercard SpendingPulse. Compared to 14.4% and 12.3% in 2018 and 2017, respectively. Holiday Spending YoY Changes (a) 6.8% 5.5% 4.9% 5.1% 4.1% 3.8% 3.2% 3.2% 3.4% 2.3% 2.4% ‘08 ‘09 ‘10 ‘11 ‘12 ‘13 ‘14 ‘15 ‘16 ‘17 ‘18 ‘19 (6.4%) Holiday E-Commerce Key Statistics $144B 80% 14.6% Global Online Holiday of traffic driven by E-Commerce percentage Sales Volume (c) mobile devices (a) of total retail sales (d) “E-commerce sales hit a record high this year with more people doing their holiday shopping online. Due to a later than usual Thanksgiving holiday, we saw retailers offering omnichannel sales earlier in the season, meeting consumers’ demand for the best deals across all channels and devices.”—Steve Sadove, former CEO and Chairman of Saks Incorporated Private and Confidential 8

Mall Traffic in 2019 was ~25+% Lower than in 2013 105 100 2013 2014 95 90 2015 85 2016 80 2018 2017 75 2019 2019 traffic continued to be challenged 70 Jan Feb March April May June July Aug Sep Oct Nov Dec Private and Source: Shoppertrak as of January 13, 2020. Confidential 9

Updated 1/17/2020 Indication Summary Private and Confidential 10

Analysis At Various Prices ($ in Millions, Except Per Share Data) Current Kingswood Market (Public Net Debt) Market (Private Net Debt) Indication 1/17/2020 1/17/2020 1/17/2020 Stock Price / Proposed Offer Price $0.69 $0.69 $0.75 $0.85 $0.95 $1.05 $1.15 Shares Outstanding (a) 47.6 47.6 47.6 47.6 47.6 47.6 47.6 Unvested Restricted Stock Units (b) — — 1.3 1.3 1.3 1.3 1.3 Option Equivalent Shares (c) — — — — — — — Diluted Shares Outstanding 47.6 47.6 48.9 48.9 48.9 48.9 48.9 Total Equity Value $32.8 $32.8 $36.6 $41.5 $46.4 $51.3 $56.2 Plus: Net Debt 157.3 (d) 104.0 (e) 104.0 (e) 104.0 (e) 104.0 (e) 104.0 (e) 104.0 (e) Total Enterprise Value $190.2 $136.8 $140.6 $145.5 $150.4 $155.3 $160.1 Premium / (Discount) to: Current Price 1/17/2020 $0.69 — % — % 8.7% 23.2% 37.7% 52.2% 66.7% 30-Day VWAP 0.68 1.5 1.5 10.4 25.1 39.8 54.5 69.2 60-Day VWAP 0.71 (2.7) (2.7) 5.7 19.8 33.9 48.0 62.1 90-Day VWAP 0.73 (6.1) (6.1) 2.1 15.7 29.3 43.0 56.6 180-Day VWAP 0.76 (8.8) (8.8) (0.8) 12.4 25.6 38.8 52.1 52-Week High 2/14/2019 1.23 (43.9) (43.9) (39.0) (30.9) (22.8) (14.6) (6.5) 52-Week Low 1/3/2020 0.66 4.5 4.5 13.6 28.8 43.9 59.1 74.2 Enterprise Value as a Multiple of: Total Revenue LTM (Q3 ‘19)—Public $1,240.6 15.3% 11.0% 11.3% 11.7% 12.1% 12.5% 12.9 % LTM (Dec. ‘19)—Private 1,234.4 15.4 11.1 11.4 11.8 12.2 12.6 13.0 Adj. EBITDA LTM (Q3 ‘19)—Public $30.0 6.3 x 4.6 x 4.7 x 4.8 x 5.0 x 5.2 x 5.3 x LTM (Dec. ‘19)—Private 27.9 6.8 4.9 5.0 5.2 5.4 5.6 5.7 FY 2019B (f) 24.9 7.6 5.5 5.6 5.8 6.0 6.2 6.4 Price as a Multiple of: Diluted Adj. EPS FY 2019B (f) ($0.26) NM NM NM NM NM NM NM FY 2020E (f) 0.02 44.0 x 44.0 x 47.8 x 54.2 x 60.5 x 66.9 x 73.3 x (a) Total shares outstanding of 47.6M as of January 4, 2020, per Computershare Capital Breakdown Report, which includes 0.6M Restricted Stock Awards, which have voting rights. (b) Unvested Restricted Stock Units (RSUs) as of January 6, 2020, which are not included in shares outstanding and have a double trigger change-incontrol provision. (c) Assumes treasury stock method with no options in the money as of January 6, 2020. PSUs not included as Total Shareholder Return (TSR) target as of January 20, 2020 has not been achieved. (d) Based on cash of $13.0M and total debt of $170.3M as of November 2, 2019 per Company FY 2019 Q3 10-Q filing. (e) Based on cash of $8.5M and total debt of $112.4M as of January 4, 2020 per Management 11+1 Forecast. Private and (f) Source: Management Five Year Plan approved by the Special Committee on January 15, 2020. 2019 based on Management 11+1 Forecast. Confidential 11

Volume Weighted Average Price By Range (Shares in Millions) Volume Per Price Range – Last 6 Months Average Daily Volume 0.12 M 3.6 3.9 3.8 2.7 0.6 0.5 — $0.65 $0.70 $0.75 $0.80 $0.85 $0.90 $0.95 ? x < ? x < ? x < ? x < ? x < ? x < ? x $0.70 $0.75 $0.80 $0.85 $0.90 $0.95 % of Total Volume: 23.5% 25.7% 17.9% 25.3% 4.0% 3.5% 0.0% 49% Volume Per Price Range – Last Month Average Daily Volume 0.16 M 2.7 0.8 — — — — — $0.65 $0.70 $0.75 $0.80 $0.85 $0.90 $0.95 ? x < ? x < ? x < ? x < ? x < ? x < ? x $0.70 $0.75 $0.80 $0.85 $0.90 $0.95 % of Total Volume: 77.8% 22.2% 0.0% 0.0% 0.0% 0.0% 0.0% 100% Source: Capital IQ as of January 17, 2020. Volume Per Price Range – Last 3 Months Average Daily Volume 0.13 M 2.8 2.5 1.9 1.4 — — — $0.65 $0.70 $0.75 $0.80 $0.85 $0.90 $0.95 ? x < ? x < ? x < ? x < ? x < ? x < ? x $0.70 $0.75 $0.80 $0.85 $0.90 $0.95 % of Total Volume: 32.7% 28.6% 16.8% 21.9% 0.0% 0.0% 0.0% 61% Volume Per Price Range – CY2020 YTD Average Daily Volume 0.13 M 1.0 0.6 — — — — — $0.65 $0.70 $0.75 $0.80 $0.85 $0.90 $0.95 ? x < ? x < ? x < ? x < ? x < ? x < ? x $0.70 $0.75 $0.80 $0.85 $0.90 $0.95 % of Total Volume: 62.4% 37.6% 0.0% 0.0% 0.0% 0.0% 0.0% 100% Private and Confidential 12

Premiums Paid Analysis ($ in Millions) Announce Enterprise One Day 30-Day Date Acquirer Target Value Premium Premium Dec-19 Lumos Networks; EQT Partners North State Telecommunications $236.5 29.6% 23.1% Nov-19 ICV Partners Diversified Restaurant Holdings 176.4 123.4% 75.0% Sep-19 Greenbriar Equity Group Arotech Corp. 102.1 32.7% 38.2% Sep-19 Accel-KKR et al. MAM Software Group 152.1 15.4% 13.7% Aug-19 Assurance Global Services Computer Task Group 106.8 33.8% 47.8% Aug-19 Austin Nichols & Co. Castle Brands 263.3 92.1% 136.1% Jun-19 Atlantis Acquisitionco Canada Corp. Hydrogenics Corp. 279.4 (3.1%) 55.3% Jun-19 YANMAR America Corp. ASV Holdings 104.0 332.5% 200.0% Jun-19 Extreme Networks, Inc. Aerohive Networks 198.7 39.5% 25.7% May-19 Vintage Capital Management Liberty Tax 160.8 31.1% 19.9% Apr-19 MTY Food Group, Inc. Papa Murphy’s Holdings 197.4 31.9% 15.8% Apr-19 The Ancora Group J. Alexander’s Holdings 262.4 12.5% 22.7% Apr-19 Cresco Labs CannaRoyalty Corp. 276.6 (54.1%) (41.2%) Mar-19 HEXO Corp. Newstrike Brands 125.0 4.1% (11.6%) Feb-19 Tesla Maxwell Technologies 293.6 96.3% 234.8% Dec-18 Cerberus Capital Management Sparton Corp. 253.9 41.0% 47.8% Nov-18 Altair Engineering Datawatch Corp. 162.6 35.2% 13.9% Oct-18 General Catalyst et al. Intersections 102.6 107.3% 111.5% Oct-18 Z Capital Group; Affinity Gaming Full House Resorts 211.9 79.6% 67.3% Sep-18 Stryker Corp. Invuity 188.7 28.7% 87.3% Aug-18 Moody’s Analytics Maryland Corp. Reis 251.1 32.2% 2.7% Aug-18 The Invus Group et al. Zoe’s Kitchen 295.3 33.4% 27.9% Aug-18 Roark Capital Group; FOCUS Brands Jamba 194.5 16.3% 20.8% Apr-18 NICE Systems, Inc. Mattersight Corp. 105.0 25.6% 17.4% Apr-18 SPX Corp. ELXSI Corp. 152.6 30.4% 29.9% Mar-18 William Morris Endeavor et al. NeuLion 203.0 116.5% 103.9% Mar-18 GP Investimentos Ltda. Bravo Brio Restaurant Group 100.1 16.8% 35.0% Feb-18 AMC Networks, Inc. RLJ Entertainment 163.7 61.5% 59.4% Jan-18 Duravant LLC Key Technology 172.0 50.6% 34.1% Median 32.7% 34.1% Source: FactSet. Represents transactions of $100-$300M in enterprise value with North American targets, in which at least a 50% stake was acquired. Private and Excludes financial services, healthcare, real estate and energy/mining/minerals industries. Confidential 13

Preliminary Liquidity Observations Private and Confidential 14

Forecasted January – July 2020 Liquidity Note: Line Cap, as defined in the current Wells Fargo ABL credit agreement, is the lesser of the net ABL Borrowing Base and the Credit Facility Size • Kingswood indicated a minimum available requirement of 32.5% of the Line Cap on January 17, 2020 ($ in Thousands) January, Week Ended February, Week Ended March, Week Ended April, Week Ended Month Ended 24-Jan 31-Jan 7-Feb 14-Feb 21-Feb 28-Feb 6-Mar 13-Mar 20-Mar 27-Mar 3-Apr 10-Apr 30-Apr (a) 31-May (a) 30-Jun (a) 31-Jul (a) Eligible Inventory $220,384 $220,384 $220,384 $227,464 $227,464 $227,464 $227,464 $249,447 $249,447 $249,447 $249,447 $249,447 $247,492 $248,876 $236,622 $210,587 Eligible Credit Card Receivables 5,652 5,652 5,652 6,378 6,378 6,378 6,378 9,164 9,164 9,164 9,164 9,164 10,021 17,943 10,492 9,918 Eligible FF&E 2,803 2,803 2,803 2,803 2,803 2,803 2,803 2,803 2,803 2,803 2,803 2,803 2,701 2,701 2,701 2,599 Less: Reserves (18,294) (18,294) (18,294) (18,005) (18,005) (18,005) (18,005) (15,505) (15,505) (15,505) (15,505) (15,505) (15,661) (15,408) (15,361) (16,494) Net Credit Facility Borrowing Base $210,544 $210,544 $210,544 $218,640 $218,640 $218,640 $218,640 $245,909 $245,909 $245,909 $245,909 $245,909 $244,552 $254,112 $234,454 $206,610 Borrowing (157,872) (155,472) (155,472) (170,172) (163,672) (158,705) (157,559) (174,303) (170,939) (152,689) (146,878) (166,741) (137,216) (125,989) (120,947) (128,612) Excess Above Available Minimum $52,672 $55,072 $55,072 $48,468 $54,968 $59,935 $61,081 $71,606 $74,970 $93,220 $99,031 $79,168 $107,336 $128,123 $113,507 $77,998 Net Credit Facility Borrowing Base $210,544 $210,544 $210,544 $218,640 $218,640 $218,640 $218,640 $245,909 $245,909 $245,909 $245,909 $245,909 $244,552 $254,112 $234,454 $206,610 Less: Term Loan (35,000) (35,000) (35,000) (35,000) (35,000) (35,000) (35,000) (35,000) (35,000) (35,000) (35,000) (35,000) (35,000) (35,000) (35,000) (35,000) Line Cap (ABL Credit Facility Borrowing Base) $175,544 $175,544 $175,544 $183,640 $183,640 $183,640 $183,640 $210,909 $210,909 $210,909 $210,909 $210,909 $209,552 $219,112 $199,454 $171,610 % of Line Cap 30.0% 31.4% 31.4% 26.4% 29.9% 32.6% 33.3% 34.0% 35.5% 44.2% 47.0% 37.5% 51.2% 58.5% 56.9% 45.5% Comparison to Minimum Avail. Req. ($) ($4,380) ($1,980) ($1,980) ($11,215) ($4,715) $252 $1,398 $3,061 $6,425 $24,675 $30,486 $10,623 $39,231 $56,912 $48,684 $22,225 Comparison to Minimum Avail. Req. (%) -2.5% -1.1% -1.1% -6.1% -2.6% 0.1% 0.8% 1.5% 3.0% 11.7% 14.5% 5.0% 18.7% 26.0% 24.4% 13.0% Memo: Adjusted EBITDA (b) ($4,612) ($6,754) $10,946 $12,250 $5,049 $7,406 ($1,372) Source: 13-Week Cash Flow Forecast as of January 13, 2020 and Company’s preliminary 2020 monthly budget as of January 16, 2020. a) Month-end borrowing base calculation represents projected certificate from the third Monday of the previous month. Private and b) Monthly Adjusted EBITDA per Management internal 2019 11+1 Forecast and Company’s preliminary 2020 monthly budget as of January 16, 2020. Confidential 15

Historical and Projected Availability as a % of Line Cap 2018A (a) 2019A 2020E Minimum Availability Requirement (32.5%) 32.5% February and July are typically liquidity low points February March April May June July Source: Historical borrowing base calculations and Company’s preliminary 2020 monthly budget as of January 16, 2020. Private and a) Calculated using $50M Wells Fargo FILO Term Loan. Replaced by the Gordon Brothers $35M term loan in August 2018. Confidential 16